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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated October 2, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust, Morgan Stanley Dean Witter Competitive Edge Best Ideas Portfolio October 1997, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP



October 2, 1997
New York, New York